Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1of our report dated March 16, 2026 relating to the consolidated financial statements of BW Industrial Holdings Inc. appearing in this Amendment No. 2 to the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Amendment No. 2 to the Registration Statement.

/s/ Marcum Asia CPAs LLP

New York

March 16, 2026